United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 10, 2018
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, the Board of Directors of Cannae Holdings, Inc. (the “Company”) adopted a resolution increasing the size of the Company’s Board of Directors to eight, and elected Erika Meinhardt to serve on our Board of Directors. Ms. Meinhardt will serve in Class II of our Board of Directors, and her term will expire at the annual meeting of our shareholders to be held in 2019. Ms. Meinhardt has not been appointed to any committee of our Board.
Since January 2018, Ms. Meinhardt has served as Executive Vice President of Fidelity National Financial, Inc. (“FNF”). From February 2005 until January 2018, Ms. Meinhardt served as President of National Agency Operations for FNF’s Fidelity National Title Group. Prior to assuming that role she served as Division Manager and National Agency Operations Manager for FNF from 2001 to 2005.
Ms. Meinhardt is not a party to any related party transactions with the Company. She will receive customary compensation paid to our non-employee directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	August 10, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary